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                                                                   EXHIBIT 10.17


                           NON-COMPETITION AGREEMENT
                                  (Dr. Shears)

       NON-COMPETITION AGREEMENT dated this 5th day of February, 1996 by and between Monarch Dental Corporation, a Delaware corporation (the "Company"), and Dr. Charles G. Shears ("Dr. Shears") and Shears Vanguard Inc., Shears Vanguard SMI Inc., Shears Vanguard, Ltd., (the "Partnership"), Shears Vanguard General, Inc. and MDC Dental, Inc. (collectively, the "Seller Entities" and individually a "Seller Entity"). Reference is made to that certain Asset Contribution Agreement (the "Purchase Agreement") effective as of January 31, 1996, by and among the Company, Dr. Shears and the Seller Entities relating to the acquisition by the Company from the Partnership of the assets and certain liabilities comprising the MacGregor Dental Centers business in consideration of a substantial cash payment and the issuance of 1,400,000 shares of Common Stock of the Company to the Partnership, in each case subject to the terms and conditions set forth in the Purchase Agreement. Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                                   WITNESSETH

       WHEREAS, Dr. Shears beneficially owns a substantial portion of the outstanding equity interest in the entities that have heretofore conducted the MacGregor Dental Centers business and has served as President and Chief Executive Officer of such entities, having founded such business many years ago;

       WHEREAS, as a material inducement to the Company to enter into the Purchase Agreement and in consideration of the Company's covenants and agreements contained in the Purchase Agreement, including the payment of the substantial consideration specified therein for the assets conveyed thereunder, and of the payment made pursuant to Section 1(b) hereof, and in further consideration of the covenants and agreements set forth herein, Dr. Shears and the Seller Entities have agreed to execute and deliver this Agreement; and

       WHEREAS, the execution and delivery by Dr. Shears and the Seller Entities of this Agreement is a condition to the Company's willingness to consummate the transactions specified in the Purchase Agreement.

       NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       Section 1. Non-Competition. In view of the fact that any activity of Dr. Shears or any Seller Entity in violation of the terms hereof would deprive the Company and its subsidiaries (as defined below) of the benefit of the Company's bargain under the Purchase Agreement, as a material inducement to and a condition precedent of the Company's payment of substantial consideration under the Purchase Agreement for the assets to be acquired by it thereunder, in consideration of the payment of the consideration to be paid by the Company pursuant to Section 1(b) below and the other covenants set forth herein, and to preserve the goodwill
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associated with the MacGregor Dental Centers business, Dr. Shears and each
Seller Entity hereby agree to the following restrictions on his and their activities:

              (a) Non-Competition Agreement. Dr. Shears and each Seller Entity hereby agree that during the period commencing on the date hereof and ending on the date which is three (3) years after the date hereof, he and they will not, without the express written consent of the Company, directly or indirectly, anywhere in the geographic area set forth in Section 1(c) below, engage in any activity which is, or participate or invest in, or provide or facilitate the provision of financing to, or assist (whether as owner, part-owner, shareholder, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity), any business, organization or person other than the Company (or any affiliate of the Company), and including particularly any such business, organization or person involving, or which is, a family member of Dr. Shears, whose business, activities, products or services are competitive with any of the business, activities, products or services conducted or offered by the Company and its subsidiaries, (including for purposes of this Agreement any associated professional corporation and the employees and independent contractors thereof which or who provide dental service in connection with the business of the Company and its subsidiaries (herein "Dental Providers")) during any period in which Dr. Shears serves as an officer or employee of the Company or any of its subsidiaries (but not during any consulting period as provided below), which business, activities, products and services shall include in any event the provision of dental health care services (including, without limitation, the acquisition, ownership and/or operation of one or more dental health care practices including group practices). Without implied limitation, the forgoing covenant shall include hiring or engaging or attempting to hire or engage for or on behalf of himself or itself or any such competitor any officer or employee of, or any Dental Provider who provides services in connection with the business of, the Company or any of its direct and/or indirect subsidiaries, encouraging for or on behalf of himself or itself or any such competitor, any such officer, employee or Dental Provider to terminate his, her or its relationship or employment with the Company or any of its direct or indirect subsidiaries (including Dental Providers), soliciting for or on behalf of himself or itself or any such competitor any client of the Company or any of its direct or indirect subsidiaries (including Dental Providers) and diverting to any person (as hereinafter defined) any client or business opportunity of the Company or of any of its direct or indirect subsidiaries (including Dental Providers).

       Notwithstanding anything herein to the contrary, (i) any business activity consisting solely of the factoring of receivables arising from the provision of dental services by dentists or professional corporations other than those who or which provide services through facilities of the Company and its affiliates, and the provision of dental services by Dr. Shears as a sole practitioner, shall be exempt from the provisions of this Agreement, (ii) Dr. Shears and the Seller Entities may engage on the business of underwriting dental insurance, the provision of utilization review and case management services and the provision of claims management or third party administrator services provided that the relevant entity or entities involved in such business do not offer (directly or through one or more associated professional corporations or other licensed professionals) dental health care services to patients (including without





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limitation any so-called "staff model" DMO), and (iii) Dr. Shears and the
Seller Entities may make passive investments in any enterprise the shares of which are publicly traded if such investment constitutes less than five (5) percent of the equity of such enterprise.

       Neither Dr. Shears nor any Seller Entity nor any business entity controlled by him or them is a party to any contract, commitment, arrangement or agreement which could, following the date hereof, restrain or restrict the Company or any subsidiary or affiliate of the Company from carrying on the MacGregor Dental Centers business or restrain or restrict Dr. Shears from performing his obligations under his Employment Agreement with the Company and a subsidiary of the Company of even date, and as of the date of this Agreement neither Dr. Shears nor any Seller Entity has any business interests in the health care industry whatsoever other than his interest in the Company.

       For purposes of this Agreement, any reference to the subsidiaries of the Company shall be deemed to include all entities directly or indirectly controlled by it through an ownership interest of more than fifty percent (50%) of the voting interests as well as any Dental Provider, and the term "person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust, and any other entity or organization.


              (b) Non-Competition Payment. In consideration of the execution and delivery by Dr. Shears and the Seller Entities of this Agreement, on the date hereof the Company shall make a cash payment to Dr. Shears in the amount of $10,000.

              (c) Geographic Area. The provisions of Section 1 of this Agreement shall apply in the following geographic areas:

                     (i)    The state of Texas; and

                     (ii) All other states in which the Company or any of its subsidiaries (including acquired businesses) commence conducting business activities during the period during which Dr. Shears serves as an officer or employee of the Company or any of its subsidiaries, or in which any company or business acquired or to be acquired by the Company or any of its subsidiaries pursuant to an agreement entered into during the period during which Dr. Shears serves as an officer or employee of the Company or any of its subsidiaries, conducts business, provided that the Company shall notify Dr. Shears promptly upon commencement of business activities in any new market, whether on a de novo basis or through acquisition.

              (d) Consulting. As additional consideration for the covenants hereunder, the Company shall engage Dr. Shears, on an independent contractor basis and not as an employee, as a consultant upon any termination of his employment for any reason other than death or disability prior to the third anniversary of the date hereof. Such engagement shall continue until the third anniversary of the date hereof and Dr. Shears shall be paid $500 per month





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during such period, subject to withholding (if applicable), by the Company or a subsidiary of the Company for his consulting services. Dr. Shears shall not be required to devote more than one (1) hour per week to the performance of consulting services or to travel from his principal location in his performance of such services, and any consulting services performed shall otherwise be mutually agreeable.

       Section 2. Scope of Agreement. The parties acknowledge that the time, scope, geographic area and other provisions of this Agreement have been specifically negotiated by sophisticated commercial parties and agree that (a) all such provisions are reasonable under the circumstances of the transactions contemplated by the Purchase Agreement, (b) are given as an integral and essential part of the transactions contemplated by the Purchase Agreement and
(c) but for the covenants of Dr. Shears and the Seller Entities contained in this Agreement, the Company would not have entered into the Purchase Agreement or consummated the transactions contemplated thereby. Dr. Shears and the Seller Entities have independently consulted with their counsel and have been advised in all respects concerning the reasonableness and proprietary of the covenants contained herein, with specific regard to the business to be conducted by Company and its subsidiaries.

       Section 3. Certain Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by Dr. Shears or any Seller Entity will result in irreparable injury to the Company and its subsidiaries, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy it may have, the Company and its subsidiaries (including, without limitation, the limited partnership which employs Dr. Shears as an intended beneficiary hereof) shall be entitled to enforce the specific performance of this Agreement by Dr. Shears or the relevant Seller Entity through both temporary and permanent injunctive relief without the necessity of proving actual damages or the posting of any bond, but without limitation of their right to damages and any and all other remedies available to them, it being understood that injunctive relief is in addition to, and not in lieu of, such other remedies. In the event that any covenant contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. The existence of any claim or cause of action which Dr. Shears or any Seller Entity may have against the Company or any of its subsidiaries or affiliates shall not constitute a defense or bar to the enforcement of any of the provisions of this Agreement.

       Section 4. Jurisdiction. The parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the State of Texas to construe and enforce the covenants contained in this Agreement. In the event that the courts of any state shall hold such covenants unenforceable (in whole or in part) by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination shall not bar or in any way affect the





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right of the Company or any its subsidiaries to the relief provided for herein in the courts of any other state within the geographic scope of such covenants, as to breaches of such covenants in such other respective states, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

       Section 5. Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if delivered, telecopied or mailed by certified or registered mail:

To the Company:                    With a copy to:

Monarch Dental Corporation                 Haynes and Boone, L.L.P.
6757 Arapaho Road, Suite 779               3100 NationsBank Plaza
Dallas, TX  75248                          Dallas, TX 75202
Attn: President                            Attn:  Kenneth K. Bezozo, Esq.

                                           Goodwin, Procter & Hoar
                                           Exchange Place
                                           Boston, MA  02109
                                           Attn: John R. LeClaire, P.C.


To Dr. Shears:                     With a copy to:

MacGregor Dental Centers                   Thompson & Knight, P.C.
1325 LaConcha Lane, Suite 200              1700 Pacific Avenue, Suite 3300
Houston, TX  77054                         Dallas, TX  75201-4693
                                           Attn:  Steven K. Cochran, Esq.


or to such other address of which any party may notify the other parties as provided above. Notices shall be effective as of the date of such delivery or mailing.

       Section 6. Miscellaneous. This Agreement shall be governed by and construed under the laws of the State of Texas, and shall not be modified or discharged in whole or in part except by an agreement in writing signed by the Company and Dr. Shears. The prevailing party in any controversy hereunder shall be entitled to reasonable attorneys' fees and expenses. The failure of any of the parties to require the performance of a term or obligation or to exercise any right under this Agreement or the waiver of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or exercise of such right or the enforcement at any time of any other right hereunder or be deemed a waiver of any subsequent breach of the provision so breached, or of any other breach hereunder. This Agreement shall inure to the benefit of, and be binding upon, successors of the Company by way of merger, consolidation or transfer of substantially all the assets of the Company, and





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may not be assigned by Dr. Shears or any Seller Entity.  This Agreement supersedes all prior understandings and agreements between the parties relating to the subject matter hereof (without limitation of the Purchase Agreement and the Employment Agreement executed by Dr. Shears and the Seller Entities as of the date hereof).





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       IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed under seal.


                                         MONARCH DENTAL CORPORATION


                                         By:  /s/ WARREN F. MELAMED
                                            ------------------------------------
                                            Name: Warren F. Melamed, D.D.S.
                                            Title: President

                                           /s/ CHARLES G. SHEARS
                                         ---------------------------------------
                                         Dr. Charles G. Shears

                                         SHEARS VANGUARD, LTD.

ATTEST                                   By: Shears Vanguard General, Inc.,
                                             its General Partner

                                             By:  /s/ CHARLES G. SHEARS
-----------------------------------             --------------------------------
Secretary                                       Name:  Charles G. Shears
[Seal]                                          Title: President

ATTEST                                   SHEARS VANGUARD INC.

                                         By:  /s/ CHARLES G. SHEARS
-----------------------------------         ------------------------------------
Secretary                                   Name:  Charles G. Shears
[Seal]                                      Title: President

ATTEST                                   SHEARS VANGUARD SMI INC.


                                         By:  /s/ SOPHIA SHEARS
-----------------------------------         ------------------------------------
Secretary                                   Name:  Sophia Shears
[Seal]                                      Title: President

ATTEST                                   SHEARS VANGUARD GENERAL, INC.


                                         By:  /s/ CHARLES G. SHEARS
-----------------------------------         ------------------------------------
Secretary                                   Name:  Charles G. Shears
[Seal]                                      Title: President
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ATTEST                                   MDC DENTAL, INC.


                                         By:  /s/ CHARLES G. SHEARS
-----------------------------------         ------------------------------------
Secretary                                   Name:  Charles G. Shears
[Seal]                                      Title: President